UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                                 Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cracker Barrel Old Country Store, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The following is a letter sent to shareholders of Cracker Barrel Old Country Store, Inc. (the “Company”) in a mailing commenced on October 31, 2018:

IMPORTANT REMINDER TO VOTE YOUR PROXY

October 31, 2018

Dear Shareholder:

Our records indicate your vote has not yet been received for the 2018 Annual Meeting of Cracker Barrel Shareholders to be held on November 15. At the Annual Meeting you are being asked to vote on the election of the Company’s nine directors and several other proposals, including, importantly, the approval of the Company’s Shareholder Rights Plan. Please take a moment right now to vote your shares to ensure that your voice is heard in this very important decision regarding your investment.

The Cracker Barrel board of directors unanimously recommends that Cracker Barrel shareholders vote “FOR” ALL PROPOSALS under consideration at the Annual Meeting and reflected in the enclosed proxy card.

Your vote is important. Please vote your shares today by telephone, internet, or by completing and mailing the enclosed proxy card. Remember – every share and every vote counts!

If you have any questions or need assistance in voting your shares, please contact MacKenzie Partners, Inc., which is assisting with the solicitation, at (212) 929-5500 or toll-free (800) 322-2885 or at proxy@mackenziepartners.com

If you have recently voted, please disregard this reminder and thank you for your attention to this important matter.

Sincerely,

James Bradford Chairman of the Board of Directors	Sandy Cochran President and Chief Executive Officer and Director

If you have any questions or need assistance in

voting your shares, please contact the Company’s proxy solicitor:

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500

or

Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

IMPORTANT ADDITIONAL INFORMATION

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2018 annual meeting of shareholders to be held on November 15, 2018. On October 4, 2018, the Company filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.